As filed with the Securities and Exchange Commission on November 2, 1999

                                  Registration No. 333-___________


                      SECURITIES AND EXCHANGE
COMMISSION
                      WASHINGTON, D.C.  20549


                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                         Cardiac Science, Inc.
      (Exact name of registrant as specified in its charter)

                             Delaware
         (State or other jurisdiction of incorporation or organization)

                            33-0465681
              (I.R.S. employer identification number)

  1176 Main Street, Suite C
    Irvine, California                                    92614
    (Address of principal executive offices)        (Zip code)

      Cardiac Science, Inc. 1997 Stock Option/Stock Issuance
Plan
                     (Full title of the plan)

                         Raymond W. Cohen
                       Cardiac Science, Inc.
                         1176 Main Street
                              Suite C
                     Irvine, California 92614
               (Name and address of agent for service)


                            (949) 587-0357

        Telephone number, including area code, of agent for service.


                            - copy to -
                      Howard S. Breslow, Esq.
                       Breslow & Walker, LLP
                      100 Jericho Quadrangle
                      Jericho, New York 11753
                          (516) 822-6505

       CALCULATION OF REGISTRATION FEE

Title of
securities to
be registered

Amount to be
registered(1)

Proposed
maximum
offering price
per share

Proposed
maximum
aggregate
offering
price

Amount of
registration
fee

Common Stock, par
value $.001 per share
("Common Stock")

600,000(2)

--

$1,389,246

$386.21

(1)Represents additional shares of Common Stock issuable under the Cardiac Science, Inc. 1997 Stock Option/Stock
Issuance Plan (the "1997 Plan") by virtue of an amendment to the 1997 Plan increasing the number of shares issuable thereunder from 705,000 to 1,305,000. Also covered hereby are such additional shares as may be issuable in accordance with the terms of the 1997 Plan as stock dividends or in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the 600,000 shares being registered.

(2)Includes options previously granted to directors and employees of the Registrant to purchase an aggregate of 600,000 shares of Common Stock at an aggregate exercise price of $1,389,246.

                              PART I


                    Incorporation by Reference

        The
contents of the Registration Statement on Form S-8
(Registration No. 333-70171) are hereby incorporated by reference herein.

                      Additional Information

       On
December 7, 1998, the Board of Directors of Registrant approved an amendment to the 1997 Plan to increase the number of shares of Common Stock issuable thereunder from 705,000 to 1,305,000. On May 14, 1999, the stockholders of Registrant approved such amendment.
Currently, there are options to purchase 1,305,000 shares of Common Stock issued and outstanding.

                              PART II


                    INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 8.  Exhibits.

INDEX TO EXHIBITS


   Exhibit


   Description

Sequentially
Numbered Page
Where Located

4(a)

Cardiac Science, Inc. 1997
Stock Option/Stock Issuance
Plan, as amended

        6

5

Opinion of Messrs. Breslow &
Walker, LLP as to the legality
of the securities being
registered

       21

23(a)

Consent of Independent
Accountants

       22

23(b)

Reference is made to Exhibit 5
with respect to the Consent of
Messrs. Breslow & Walker,
LLP

       --


SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, as of this 1st day of November, 1999.

CARDIAC SCIENCE, INC.

By: /s/ Raymond W. Cohen
    Raymond W. Cohen, President and Chief Executive
    Officer
   (Principal Executive Officer)

By:  /s/ Brett L. Scott
    Brett L. Scott, Chief Financial Officer
   (Principal Financial and Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature

Title

Date




 /s/ Raymond W. Cohen
           Raymond W. Cohen

Director

November 1, 1999

            Paul D. Quadros

Director

___________, 1999

/s/ Peter Crosby
             Peter Crosby

Director

November 1, 1999



/s/ Howard L. Evers
            Howard L. Evers

Director

November 1, 1999

                                                       EXHIBIT INDEX



Exhibit

Description

4(a)

Cardiac Science, Inc. 1997
Stock Option/Stock Issuance
Plan, as amended

Opinion of Messrs. Breslow &
Walker, LLP as to the legality
of the securities being
registered

23(a)

Consent of Independent
Accountants

23(b)

Reference is made to Exhibit 5
with respect to the Consent of
Messrs. Breslow & Walker,
LLP

Exhibit 4(a)

               1997 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE ONE

                        GENERAL PROVISIONS


        I.      PURPOSE OF THE PLAN

                This 1997 Stock Option/Stock Issuance Plan is intended to promote the interests of Cardiac Science Inc, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                Capitalized terms herein shall have the
meanings assigned to such terms in the attached Appendix.

        II.     STRUCTURE OF THE PLAN

                A.       The Plan shall be divided into two (2)
separate equity programs:

                         (i)     the Option Grant
                Program under which eligible persons
                may, at the discretion of the Plan
                Administrator, be granted options to
                purchase shares of Common Stock,
                and

                         (ii)    the Stock Issuance
                Program under which eligible persons
                may, at the discretion of the Plan
                Administrator, be issued shares of
                Common Stock directly, either
                through the immediate purchase of
                such shares or as a bonus for services
                rendered the Corporation (or any
                Parent or Subsidiary).

                B.       The provisions of Articles One and
Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

        III.    ADMINISTRATION OF THE PLAN

                A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

                B.       The Plan Administrator shall have
full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable.
Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

        IV.     ELIGIBILITY

                A.       The persons eligible to participate in
the Plan are as follows:

                         (i)     Employees,

                         (ii)    non-employee
                members of the Board or the non-
                employee members of the board of
                directors of any Parent or Subsidiary,
                and

                         (iii)   consultants and other
                independent advisors who provide
                services to the Corporation (or any
                Parent or Subsidiary).

                B.       The Plan Administrator shall have
full authority to determine, (i) with respect to the grants under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

                C.       The Plan Administrator shall have the
absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

        V.      STOCK SUBJECT TO THE PLAN

                A.       The stock issuable under the Plan
shall be shares of authorized but unissued or reacquired
Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed one million three hundred five thousand (1,305,000) shares.

                B.       Shares of Common Stock subject to
outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or
(ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

                C.       Should any change be made to the
Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding
Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

ARTICLE TWO

                       OPTION GRANT PROGRAM


        I.      OPTION TERMS

                Each option shall be evidenced by one or more documents in the form approved by the Plan
Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                A.       Exercise Price.

                         1.      The exercise price per share
shall be fixed by the Plan Administrator in accordance with the following provisions:

                                 (i)     The exercise
                price per share shall not be less than
                eighty-five percent (85%) of the Fair
                Market Value per share of Common
                Stock on the option grant date.

                                 (ii)    If the person to
                whom the option is granted is a 10%
                Stockholder, then the exercise price
                per share shall not be less than one
                hundred ten percent (110%) of the
                Fair Market Value per share of
                Common Stock on the option grant
                date.

                Currently, there are approximately thirty persons who are eligible to participate in the Plan.

                2.       The exercise price shall become
immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

                         (i)     in shares of Common
                Stock held for the requisite period
                necessary to avoid a charge to the
                Corporation's earnings for financial
                reporting purposes and valued at Fair
                Market Value on the Exercise Date,
                or

                         (ii)    to the extent the option
                is exercised for vested shares,
                through a special sale and remittance
                procedure pursuant to which the
                Optionee shall concurrently provide
                irrevocable instructions (A) to a
                Corporation-designated brokerage
                firm to effect the immediate sale of
                the purchased shares and remit to the
                Corporation, out of the sale proceeds
                available on the settlement date,
                sufficient funds to cover the
                aggregate exercise price payable for
                the purchased shares plus all
                applicable Federal, state and local
                income and employment taxes
                required to be withheld by the
                Corporation by reason of such
                exercise and (B) to the Corporation to
                deliver the certificates for the
                purchased shares directly to such
                brokerage firm in order to complete
                the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise
        Date.

                B.       Exercise and Term of Options.  Each
option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

                C.       Effect of Termination of Service.

                         1.      The following provisions shall
govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                                 (i)     Should the
                Optionee cease to remain in Service
                for any reason other than Disability
                or Misconduct, then the Optionee
                shall have a period of three (3)
                months following the date of such
                cessation of Service during which to
                exercise each outstanding option held
                by such Optionee.

                                 (ii)    Should
                Optionee's Service terminate by
                reason of Disability, then the
                Optionee shall have a period of
                twelve (12) months following the date
                of such cessation of Service during
                which to exercise each outstanding
                option held by such Optionee.

                                 (iii)   If the Optionee
                dies while holding an outstanding
                option, then the personal
                representative of his or her estate or
                the person or persons to whom the
                option is transferred pursuant to the
                Optionee's will or the laws of
                inheritance shall have a twelve (12)-
                month period following the date of
                the Optionee's death to exercise such
                option.

                                 (iv)    Under no
                circumstances, however, shall any
                such option be exercisable after the
                specified expiration of the option
                term.

                                 (v)     During the
                applicable post-Service exercise
                period, the option may not be
                exercised in the aggregate for more
                than the number of vested shares for
                which the option is exercisable on the
                date of the Optionee's cessation of
                Service.  Upon the expiration of the
                applicable exercise period or (if
                earlier) upon the expiration of the
                option term, the option shall
                terminate and cease to be outstanding
                for any vested shares for which the
                option has not been exercised.
                However, the option shall,
                immediately upon the Optionee's
                cessation of Service, terminate and
                cease to be outstanding with respect
                to any and all option shares for which
                the option is not otherwise at the time
                exercisable or in which the Optionee
                is not otherwise at that time vested.

                                 (vi)    Should
                Optionee's Service be terminated for
                Misconduct, then all outstanding
                options held by the Optionee shall
                terminate immediately and cease to
                remain outstanding.

                         2.      The Plan
                Administrator shall have the
                discretion, exercisable either at the
                time an option is granted or at any
                time while the option remains
                outstanding, to:

                                 (i)     extend the
                         period of time for which the
                         option is to remain
                         exercisable following
                         Optionee's cessation of
                         Service or death from the
                         limited period otherwise in
                         effect for that option to such
                         greater period of time as the
                         Plan Administrator shall
                         deem appropriate, but in no
                         event beyond the expiration
                         of the option term, and/or

                                 (ii)    permit the
                         option to be exercised,
                         during the applicable post-
                         Service exercise period, not
                         only with respect to the
                         number of vested shares of
                         Common Stock for which
                         such option is exercisable at
                         the time of the Optionee's
                         cessation of Service but also
                         with respect to one or more
                         additional installments in
                         which the Optionee would
                         have vested under the option
                         had the Optionee continued in
                         Service.

                D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                E.       Unvested Shares.  The Plan
Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common
Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

                F.       Limited Transferability of Options.
During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

                G.       Withholding.  The Corporation's
obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        II.     INCENTIVE OPTIONS

                The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

                A.       Eligibility.  Incentive Options may
only be granted to Employees.

                B.       Exercise Price.  The exercise price
per share shall not be less than one hundred percent
(100%) of the Fair Market Value per share of Common
Stock on the option grant date.

                C.       Dollar Limitation.  The aggregate
Fair Market Value of the shares of Common Stock
(determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                D.       10% Stockholder.  If any Employee
to whom an Incentive Option is granted is a 10%
Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

        III.    CORPORATE TRANSACTION

                A.       The shares subject to each option
outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

                B.       All outstanding repurchase rights
shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate
Transaction.

                C.       Immediately following the
consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                D.       Each option which is assumed in
connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate
Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate
Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to the shares.

ARTICLE THREE

                      STOCK ISSUANCE PROGRAM


        I.      STOCK ISSUANCE TERMS

                Shares of Common Stock may be issued
under the Stock Issuance Program through direct and immediate issuances without any intervening option grants.
Each such stock issuance shall be evidenced by a Stock
Issuance Agreement which complies with the terms specified below.

                A.       Purchase Price.

                         1.      The purchase price per share
shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85 %) of the Fair Market
Value per share of Common Stock on the issue date.
However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market
Value.

                         2.      Subject to the provisions of
Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan
Administrator may deem appropriate in each individual instance:

                                 (i)     cash or check
                made payable to the Corporation, or

                                 (ii)    past services
                rendered to the Corporation (or any
                Parent or Subsidiary).

                B.       Vesting Provisions.

                         1.      Shares of Common Stock
issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee
Board members or independent consultants.

                         2.      Any new, substituted or
additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                         3.      The Participant shall have full
stockholder rights with respect to any shares of Common
Stock issued to the Participant under the Stock Issuance
Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                         4.      Should the Participant cease to
remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance
Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the
Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                         5.      The Plan Administrator may
in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        II.     CORPORATE TRANSACTION

                Upon the occurrence of a Corporate
Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

        III.    SHARE ESCROW/LEGENDS

                Unvested shares may, in the Plan
Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                           ARTICLE FOUR

                           MISCELLANEOUS


        I.      FINANCING

                The Plan Administrator may permit any
Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

        II.     EFFECTIVE DATE AND TERM OF
PLAN

                A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.
                B.       The Plan shall terminate upon the
earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or
(iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

        III.    AMENDMENT OF THE PLAN

                A.       The Board shall have complete and
exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the 0ptionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

                B.       Options may be granted under the
Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve
(12) months after the date the first such excess shares are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

        IV.     USE OF PROCEEDS

                Any cash proceeds received by the
Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        V.      WITHHOLDING

                The Corporation's obligation to deliver
shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        VI.     REGULATORY APPROVALS

                The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

        VII.    NO EMPLOYMENT OR SERVICE
RIGHTS

                Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        VIII.   FINANCIAL REPORTS

                The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.


APPENDIX


        The following definitions shall be in effect under the
Plan:

        A. Board shall mean the Corporation's Board of Directors.

        B. Code shall mean the Internal Revenue Code of 1986, as amended.

        C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

        D. Common Stock shall mean the Corporation's common stock.

        E. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                (a)      a  merger or consolidation in
        which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (b)      the sale, transfer or other
        disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        F. Corporation shall mean Cardiac Science Inc, a Delaware corporation.

        G. Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

        H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

        J.      Fair Market Value per share of Common
Stock on any relevant date shall be determined in accordance with the following provisions:

                (a)      If the Common Stock is at the
        time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common
        Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National
        Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (b)      If the Common Stock is at the
        time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (c)      If the Common Stock is at the
        time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan
        Administrator shall deem appropriate.

        K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

        L.      Involuntary Termination shall mean the
termination of the Service of any individual which occurs by reason of:

                (a)      such individual's involuntary
        dismissal or discharge by the Corporation for reasons other than Misconduct, or

                (b)      such individual's voluntary
        resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

        M.      Misconduct shall mean the commission of
any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

        N.      1934 Act shall mean the Securities Exchange
Act of 1934, as amended.

        O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code
Section 422.

        P. Option Grant Program shall mean the option grant program in effect under the Plan.

        Q. Optionee shall mean any person to whom an option is granted under the Plan.

        R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance
Program.

        T.      Plan shall mean the Corporation's 1997 Stock
Option/Stock Issuance Plan, as set forth in this document.

        U. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

        V. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

        W.      Stock Exchange shall mean either the
American Stock Exchange or the New York Stock
Exchange.

        X.      Stock Issuance Agreement shall mean the
agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common
Stock under the Stock Issuance Program.

        Y. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

        Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        AA.     10% Stockholder shall mean the owner of
stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

Exhibit 5

November 1, 1999


Board of Directors
Cardiac Science, Inc.
1176 Main Street
Suite C
Irvine, California  92614

Ladies and Gentlemen:

        It is our opinion that the sale of the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Cardiac Science, Inc. (the "Company") on Form S-8, which securities are to be offered to the Company's employees, directors, consultants and advisors pursuant to the Company's 1997
Stock Option/Stock Issuance Plan, will, when sold and paid for, be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit of the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal
Opinion" in the Company's prospectus.


Sincerely,

/s/ Breslow & Walker, LLP

Breslow & Walker, LLP
Exhibit 23 (a)


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999, which contained an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements, which appears in Cardiac Science, Inc.'s
Annual Report on Form 10-KSB for the year ended
December 31, 1998.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Costa Mesa, California
November 1, 1999